CONTACT:
Jonathan Goldberg, Senior Director of Corporate Development
ir@psemi.com
858-795-0161

Investor Relations Contact:
The Blueshirt Group
Suzanne Schmidt or Melanie Solomon
415-217-4962; 415-217-4964
Suzanne@blueshirtgroup.com
Melanie@blueshirtgroup.com

Peregrine Semiconductor Announces First Quarter 2014 Financial Results

•	First quarter revenue of $41.3 million

•	GAAP first quarter diluted net loss per share of $0.30

•	Non-GAAP first quarter diluted net loss per share of $0.24

San Diego, California, May 5, 2014 -- Peregrine Semiconductor Corporation (Peregrine Semiconductor) (NASDAQ: PSMI), founder of RF SOI (silicon on insulator) and pioneer of advanced RF solutions, today announced its first quarter 2014 financial results.

First quarter 2014 revenue was $41.3 million, compared with $46.6 million for the same period in 2013.

As reported under U.S. generally accepted accounting principles (GAAP), first quarter 2014 net loss was $10.0 million, compared with a GAAP net loss of $1.2 million in the same period in 2013. Diluted net loss per share was $0.30 for the first quarter of 2014 compared to a net loss per share of $0.04 for the same period in 2013.

Non-GAAP net loss for the first quarter of 2014 was $7.9 million, or $0.24 per diluted share based on weighted average shares outstanding of 32.9 million. This compares with non-GAAP net income of $0.3 million or $0.01 per diluted share based on weighted average shares outstanding of 35.7 million for the same period in 2013.

Gross margin on a GAAP basis for the first quarter of 2014 was 35.7% of revenue, compared to 42.5% of revenue for the same period in 2013. Gross margin on a non-GAAP basis for the first quarter of 2014 was 36.3% of revenue, compared to 42.9% of revenue for the same period in 2013.

Operating expenses for the first quarter of 2014 were $24.7 million on a GAAP basis and $22.9 million on a non-GAAP basis, compared to $20.9 million on a GAAP basis and $19.6 million on a non-GAAP basis for the first quarter of 2013.  For the first quarter of 2014 both GAAP and non-GAAP operating expenses included restructuring costs of $2.0 million, and $3.5 million in legal costs related to our litigation action against RFMD and export compliance investigation versus $0.9 million in the first quarter of 2013.

“We reported better than expected revenue in the quarter driven by healthy customer activity across our product portfolio. The public unveiling of Global One at Mobile World Congress, has reinforced Peregrine’s reputation as the leading innovator in the RF industry, driving a high level of customer and partner interest.”

Business Outlook
For the second quarter of 2014, the company expects revenue to be in the range of $42 million to $46 million. Second quarter GAAP gross margin is expected to be in the range of 36% to 39%.

Quarterly Conference Call Today
Jim Cable, President and Chief Executive Officer, and Jay Biskupski, Chief Financial Officer, will host a first quarter 2014 financial results conference call today at 1:30 pm (Pacific) / 4:30 pm (Eastern). Attendees are asked to join the conference call at least ten minutes prior to the scheduled conference call time. The call may be accessed by dialing 1-877-303-8027 (toll free) or 1-760-536-5165 (international). The passcode is 24683373. A live and archived webcast of the call will be available on Peregrine's website at http://investors.psemi.com/ for one week following the live call.

Use of GAAP and Non-GAAP Financial Measures
Peregrine Semiconductor prepares its financial statements in accordance with generally accepted accounting principles for the United States (GAAP). The non-GAAP financial measures such as gross margin, net income and loss per share information for the three months ended March 29, 2014, and similar periods from the prior year included in this press release are different from those otherwise presented under GAAP. The non-GAAP financial measures exclude non-cash compensation expense for stock options. When evaluating the performance of our business and developing short and long-term plans, we do not consider share-based compensation charges. Although share-based compensation is necessary to attract and retain quality employees, our consideration of share-based compensation places its primary emphasis on overall shareholder dilution rather than the accounting charges associated with such grants. Because of the varying availability of valuation methodologies and subjective assumptions, we believe that the exclusion of share-based compensation allows for more accurate comparison of our financial results to previous periods. In addition, we believe it useful to investors to understand the specific impact of the application of the fair value method of accounting for share-based compensation on our operating results. The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. We believe these non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key metrics used by management in operating our business. However, investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. These measures may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes.

For more information on our non-GAAP financial measures and a reconciliation of such measures to the nearest GAAP measure, please see the “Condensed Consolidated Reconciliation of GAAP to Non-GAAP Results” table in this press release.

Use of Forward Looking Statements
This press release contains forward looking statements regarding our management's future expectations, beliefs, intentions, goals, strategies, plans and prospects. Such statements constitute “forward-looking” statements which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The achievement of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. If any of these risks or uncertainties materialize or if any of the assumptions prove incorrect, our actual results, performance or achievements could be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such risks and uncertainties include, but are not limited to, our dependence on a limited number of customers for a substantial portion of our revenues; intellectual property risks; intense competition in our industry; our ability to develop and introduce new and enhanced products on a timely basis and achieve market acceptance of those products; consumer acceptance of our customers’ products that incorporate our solutions; our lack of long-term supply contracts and dependence on limited sources of supply; and potential decreases in average selling prices for our products.

For further information regarding risks and uncertainties associated with Peregrine’s business, please refer to the filings that we make with the Securities and Exchange Commission from time to time, including those set forth in the section entitled “Risk Factors” in our Form 10-K for the year ended December 28, 2013, which should be read in conjunction with these financial results. These documents are available on the SEC Filings section of the Investor Relations section of our website at http://investors.psemi.com/. Please also note that forward-looking statements represent our management's beliefs and assumptions only as of the date of this press release. Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information, becomes available in the future.

About Peregrine Semiconductor
Peregrine Semiconductor (NASDAQ: PSMI), founder of RF SOI (silicon on insulator), is a leading fabless provider of highperformance, integrated RF solutions. Since 1988 Peregrine and its founding team have been perfecting UltraCMOS® technology - a patented, advanced form of SOI - to deliver the performance edge needed to solve the RF market's biggest challenges, such as linearity. With products that deliver best-in-class performance and monolithic integration, Peregrine is the trusted choice for market leaders in automotive, broadband, industrial, Internet of Things, military, mobile devices, smartphones, space, test-and-measurement equipment and wireless infrastructure. Peregrine holds more than 180 filed and pending patents and has shipped over 2 billion UltraCMOS units. For more information, visit http://www.psemi.com.

The Peregrine Semiconductor name, logo, and UltraCMOS are registered trademarks of Peregrine Semiconductor Corporation in the U.S.A., and other countries.

(Tables Follow)

Peregrine Semiconductor Corporation CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands, except per share data) (unaudited)
	Three Months Ended

	March 29, 2014	March 30, 2013
Net revenue	$41,317	$46,625
Cost of net revenue	26,575	26,808
Gross profit	14,742	19,817
Operating expense:
Research and development	11,384	10,164
Selling, general and administrative	13,361	10,720
Total operating expense	24,745	20,884
Loss from operations	(10,003)	(1,067)
Interest income (expense), net	35	(79)
Other income (expense), net	19	(34)
Loss before income taxes	(9,949)	(1,180)
Provision for income taxes	44	28
Net loss	$(9,993)	$(1,208)

Basic and diluted net loss per share:	$(0.30)	$(0.04)

Shares used to compute basic and diluted net loss per share:	32,937	31,925

Peregrine Semiconductor Corporation CONDENSED CONSOLIDATED BALANCE SHEETS (in thousands) (unaudited)

	March 29,	December 28,
	2014	2013
Assets
Current assets:
Cash and cash equivalents	$12,385	$16,249
Short-term marketable securities	25,963	28,035
Accounts receivable, net	17,761	16,905
Inventories	44,928	53,489
Prepaids and other current assets	7,181	4,085
Total current assets	108,218	118,763
Property and equipment, net	21,480	23,122
Long-term marketable securities	20,591	18,888
Other assets	100	102
Total assets	$150,389	$160,875

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$11,838	$12,983
Accrued liabilities	9,934	11,829
Accrued compensation	3,603	4,542
Customer deposits	916	916
Deferred revenue	7,106	6,131
Total current liabilities	33,397	36,401

Other long-term liabilities	828	943
Stockholders’ equity:
Common stock	33	33
Additional paid-in capital	351,313	348,684
Accumulated deficit	(234,979)	(224,986)
Accumulated other comprehensive loss	(203)	(200)
Total stockholders’ equity	116,164	123,531
Total liabilities and stockholders’ equity	$150,389	$160,875

Peregrine Semiconductor Corporation CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands) (unaudited)
	Three Months Ended
	March 29,	March 30,
	2014	2013
Operating activities
Net loss	$(9,993)	$(1,208)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,817	1,500
Loss on disposal of property and equipment	337	—
Stock-based compensation	2,104	1,466
Imputed interest related to deposit arrangements, net	41	19
Amortization of premium and discount on investments, net	80	106
Changes in operating assets and liabilities:
Accounts receivable	(767)	(839)
Inventories	8,570	(3,399)
Prepaids and other current and noncurrent assets	(3,188)	5,272
Accounts payable and accrued liabilities	(3,988)	(15,613)
Customer deposits	—	(9,093)
Deferred revenue	974	(5,207)
Net cash used in operating activities	(4,013)	(26,996)
Investing activities
Purchase of property and equipment	(628)	(1,866)
Purchase of marketable securities	(11,222)	(8,882)
Sale of marketable securities	11,500	10,340
Net cash used in investing activities	(350)	(408)
Financing activities
Payments on customer deposit financing arrangement	—	(2,787)
Proceeds from exercise of stock options	525	261
Net cash provided by (used in) financing activities	525	(2,526)
Effect of exchange rate changes on cash and cash equivalents	(26)	(9)
Net change in cash and cash equivalents	(3,864)	(29,939)
Cash and cash equivalents at beginning of period	16,249	44,106
Cash and cash equivalents at end of period	$12,385	$14,167

Peregrine Semiconductor Corporation RECONCILIATION OF GAAP TO NON-GAAP RESULTS (in thousands, except per share data) (unaudited)
	Three Months Ended
	March 29, 2014		March 30, 2013

Gross profit - GAAP	$14,742	35.7%	$19,817	42.5%
Non-cash compensation expense (1)	258	0.6	143	0.4
Gross profit - Non-GAAP	$15,000	36.3%	$19,960	42.9%

Loss from operations - GAAP	$(10,003)	(24.2%)	$(1,067)	(2.3%)
Non-cash compensation expense (1)	2,104	5.1	1,466	3.2
Income (loss) from operations - Non-GAAP	$(7,899)	(19.1%)	$399	0.9%

Net loss - GAAP	$(9,993)	(24.2%)	$(1,208)	(2.6%)
Non-cash compensation expense (1)	2,104	5.1	1,466	3.2
Net income (loss) - Non-GAAP	$(7,889)	(19.1%)	$258	0.6%

Diluted net loss per share - GAAP	$(0.30)		$(0.04)
Non-cash compensation expense	0.06		0.05
Diluted net income (loss) per share - Non-GAAP	$(0.24)		$0.01

Shares used to compute diluted net loss per share - GAAP	32,937		31,925
Dilutive effect of stock options and warrants	—		3,810
Shares used to compute diluted net income (loss) per share - Non-GAAP	32,937		35,735

(1) Includes stock-based compensation as follows:
	Three Months Ended
	March 29, 2014		March 30, 2013
Cost of net revenue	$258		$196
Research and development	736		517
Selling, general and administrative	1,110		753
Total	$2,104		$1,466

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